Exhibit 99.1
VWR to Hold Third Quarter 2014 Financial Results Conference Call
RADNOR, PA, October 23, 2014 — VWR Corporation (NASDAQ: VWR), a leading, independent provider of laboratory products, services and solutions, announced it will release its financial results for the third quarter of 2014 after the market closes on Thursday, November 6, 2014, and will hold a conference call before the market opens the following day at 8:30 AM eastern time (ET) to discuss its financial results for the third quarter of 2014 as well as future expectations.

Who:	Manuel Brocke-Benz, Chairman, President and CEO
Gregory L. Cowan, Senior Vice President and CFO

When:	Friday, November 7, 2014
8:30 AM ET

How:
Interested parties may participate by dialing (877) 407-0789, or for international callers, (201) 689-8562. A replay will be available two hours after the conclusion of the live call and can be accessed by dialing (877) 870-5176, or for international callers, (858) 384-5517. The conference ID number for both the live call and replay will be 13593801. The replay will be available until November 21, 2014.

Interested investors and other parties may also listen to a simultaneous webcast of the conference call by logging onto the Investor Relations section of the company’s website at investors.vwr.com. The online replay will be available through November 21, 2014, beginning immediately following the call.
To learn more about VWR, please visit the company’s website at www.vwr.com. Financial and other material information regarding VWR is routinely posted on the company’s website and is readily accessible.
About VWR
VWR (NASDAQ: VWR), headquartered in Radnor, Pennsylvania, is a leading, independent provider of laboratory products, services and solutions with worldwide sales in excess of $4.1 billion in 2013. VWR enables science in laboratory and production facilities in the pharmaceutical, biotechnology, industrial, education, government and healthcare industries. With more than 160 years of experience, VWR offers a well-established network that reaches thousands of specialized laboratories and facilities spanning the globe. VWR has more than 8,500 associates working to streamline the way scientists, medical professionals and production engineers stock and manage their businesses. In addition, VWR supports its customers by providing other value-added service offerings, research support, laboratory services and operations services.
Media Contact
Valerie Collado
Director, Corporate Communications
VWR Corporation
484.885.9338
valerie_collado@vwr.com
Investor Relations Contact
855.834.9032
IR@vwr.com
www.vwr.com